SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 7, 2004

Date of earliest event reported: May 3, 2004

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

000-28401	77-0449487
(Commission File No.)	(I.R.S. Employer Identification No.)

515 GALVESTON DRIVE

REDWOOD CITY, CA 94063

(Address of principal executive offices, including zip code)

(650) 298-5300

(Registrant’s telephone number, including area code)

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefits Plans.

On May 7, 2004, directors and executive officers of Maxygen were provided notice of a blackout period pursuant to section 306(a)(1) of the Sarbanes-Oxley Act of 2002. The blackout period is being imposed because participants in the Maxygen Employee Savings Investment Plan (the “401(k) Plan”) will not being permitted to enter into transactions under the 401(k) Plan with respect to Maxygen securities while the 401(k) Plan trustee and record keeper are being changed. The directors and executive officers were informed that they are not permitted to purchase, sell or otherwise acquire or transfer any equity securities of Maxygen (or derivative securities of those equity securities) during the blackout period. The directors and officers were informed that the prohibition on sales and other transfers described in the immediately preceding sentence applies only to equity securities of Maxygen (and derivatives of such securities) that they acquired in connection with their service or employment as a director or executive officer of Maxygen. The blackout period will commence on June 16, 2004 and will end on July 29, 2004. The directors and executive officers were informed that they should direct inquiries regarding the blackout period to Paul Quinlan, c/o Maxygen, Inc., 200 Penobscot Drive, Redwood City, CA 94063; telephone (650-298-5824).

Maxygen received the notice of the blackout period from its current 401(k) trustee on May 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: May 7, 2004	By:	/s/ Michael Rabson

Michael Rabson Senior Vice President